As filed with the Securities and Exchange Commission on November 3, 2005

Registration No. 333-119769

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNBIOTICS CORPORATION

(Exact name of registrant as specified in its charter)

California	95-3737816
(State or other jurisdiction incorporation or organization)	(IRS Employer of Identification No.)

11011 Via Frontera San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

2004 STOCK OPTION/STOCK ISSUANCE PLAN

(Full title of the plan)

KEITH A. BUTLER

VICE PRESIDENT - FINANCE AND CHIEF OPERATING OFFICER

SYNBIOTICS CORPORATION

11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127

(Name and address of agent for service)

(858) 451-3771

(Telephone number, including area code, of agent for service)

With Copies To:

Hayden J. Trubitt, Esq.

Heller Ehrman LLP

4350 La Jolla Village Drive

7th Floor

San Diego, CA 92122

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises effected and/or stock issuances made under the 2004 Stock Option/Stock Issuance Plan.

SYNBIOTICS CORPORATION

Deregistration

This registration statement registered 3,000,000 shares of the Common Stock of Synbiotics Corporation (the “Company”). These shares were offered pursuant to the Company’s 2004 Stock Option/Stock Issuance Plan, as amended (the “Option Plan”). No shares have been issued under the Option Plan. The Company is “going private” and is terminating the registration of its Common Stock under Rule 12g-(4)(a)(1)(i) of the Securities Exchange Act of 1934, as amended. Accordingly, the Company hereby deregisters 3,000,000 shares of the Common Stock originally covered by the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 3, 2005.

SYNBIOTICS CORPORATION

By:	/s/ Keith A. Butler
Keith A. Butler
Vice President – Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Paul R. Hays	Chief Executive Officer, President and Director (Principal Executive Officer)	November 3, 2005
Paul R. Hays

/s/ Keith A. Butler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2005
Keith A. Butler

/s/ Thomas A. Donelan	Director	November 3, 2005
Thomas A. Donelan

/s/ Christopher P. Hendy	Director	November 3, 2005
Christopher P. Hendy